UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

Pareteum Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1185 Avenue of the Americas, 2nd Floor

New York, NY 10036

(Address of principal executive offices) (Zip Code)

(646) 975-0400

(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2022, Pareteum Corporation (the “Company”) entered into a series of related transactions whereby it (i) agreed to the transfer of its previously issued senior secured convertible notes due 2025 (the “First Lien Notes”) from High Trail Investments SA LLC (“High Trail”) and Channel Ventures Group, LLC (“Channel Ventures Group”) to a new holder, Circles MVNE Pte. Ltd., an Asian digital telecommunications and consumer company based in Singapore (“Circles”) and (ii) issued and sold a new series of senior secured bridge notes due 2022 (the “Bridge Notes”) to Circles.

Notes Transfer

As previously disclosed, the Company had previously issued and sold $22.5 million initial principal amount of First Lien Notes pursuant to its previously disclosed Securities Purchase Agreement, dated as of June 8, 2020 (as amended to date, the “First Lien Purchase Agreement,” and collectively with certain other agreements, instruments, certificates and documents entered into, contemplated by or delivered in connection with each of the foregoing, as amended the “First Lien Transaction Documents), among the Company, High Trail and Channel Ventures Group. As of April 25, 2022, an aggregate of $21,469,123.59 of principal and accrued interest was outstanding under the First Lien Notes. In connection with the sale of the First Lien Notes by High Trail and Channel Ventures Group to Circles, High Trail, Channel Ventures Group, Circles and the Company entered into that certain Note Sale Contract, dated as of April 25, 2022 (the “Note Sale Contract”). Under the Note Sale Contract, the Company reaffirmed its secured obligations under the First Lien Transaction Documents, agreed to take all such actions reasonably requested to replace High Trail and Channel Ventures Group as collateral and administrative agents and appoint Circles as the successor collateral and administrative agent under the First Lien Transaction Document and to agree to amendments to certain arrangements among the various creditors of the Company. Also, in connection with the sale of First Lien Notes under the Note Sale Contract, the Company (i) agreed to amendments to the First Lien Notes to reflect that the holder thereof, and therefore payee of the First Lien Notes, is now Circles, (ii) agreed that all conversion features of the First Lien Notes had expired and would no longer have any force or effect and (iii) entered into that Second Omnibus Agreement, dated as of April 25, 2022, among the Company, certain subsidiaries of the Company, Circles and High Trail (the “Second Omnibus Agreement”). Under the Second Omnibus Agreement, the parties thereto provided for the appointment of Circles, and the removal of High Trail, as administrative and collateral agent under the First Lien Transaction Documents, and made certain other changes to the First Lien Transaction Documents. The Company did not receive any proceeds from the sale of the First Lien Notes under the Note Sale Contract, and the First Lien Notes remain outstanding.

Bridge Financing

On April 25, 2022, the Company entered into the Securities Purchase Agreement, dated as of April 25, 2022 (the “Bridge Notes SPA”), with Circles under which it agreed to issue and sell $6.00 million of Bridge Notes to Circles for an aggregate purchase price of $6.00 million. The closing of the sale of the Bridge Notes occurred on April 25, 2022. The Bridge Notes SPA contains several affirmative and negative covenants, including covenants requiring it to: (i) timely make all filings and reports relating to the sale of the Bridge Notes under appliable state and federal securities laws, (ii) pay the legal fees and expenses incurred by Circles in connection with the issue and sale of the Bridge Notes , (iii) refrain from issuing any other convertible indebtedness, warrants or other series of bridge notes and (iv) maintain its corporate existence.

The Bridge Notes are senior, secured obligations of the Company, and interest is payable, in cash, on the maturity date at a rate of 8% per annum or, if an Event of Default has occurred and is continuing under the Bridge Notes, at a rate of 18% per annum. The outstanding principal is due and payable in full on the maturity date. Events of Default have occurred and are continuing under the First Lien Notes, and as a result, Circles has the right to accelerate the maturity of the Bridge Notes under the cross-default provision of the Bridge Notes. The Bridge Notes are secured by a first lien on substantially all assets of the Company and substantially all assets of its material U.S.-organized subsidiaries, the assets of Pareteum Europe BV, a subsidiary organized in the Netherlands, and the assets of Artilium Group Limited, a subsidiary organized in England, and rank senior to the First Lien Notes and certain other indebtedness of the Company. The maturity date of the Bridge Notes is October 31, 2022.The holder of the Bridge Notes or the Company may also elect for the Company to redeem the Bridge Notes for cash at a price equal to 120% of the then-outstanding principal, plus accrued and unpaid interest, if the Company undergoes a fundamental change. The Bridge Notes rank senior to the First Lien Notes and to all other indebtedness of the Company.

The Bridge Notes impose certain customary affirmative and negative covenants upon the Company, as well as covenants requiring that (i) payments under the Bridge Notes rank senior to all other indebtedness of the Company, (ii) restrict the Company and its subsidiaries from incurring any additional indebtedness or suffering any liens, subject to specified exceptions, and (iii) restrict the declaration of any dividends or other distributions. The Bridge Notes contain customary events of default, including certain cross-default provisions.

Consistent with covenants contained in the Bridge Notes SPA, the Company intends to use the net proceeds from the offering of the Bridge Notes to facilitate the Company’s undertaking of one or more strategic alternatives in accordance with a budget agreed upon with Circles.

***

There is no material relationship between the Company or its affiliates, on the one hand, and Circles, on the other hand, except that Circles currently holds all of the Bridge Notes and the First Lien Notes. There is no material relationship between the Company or its affiliates, on the one hand, and High Trail and Channel Ventures, on the other hand, except that High Trail and Channel Ventures held the First Lien Notes previously issued under the First Lien Transaction Documents and each of High Trail and Channel Ventures Group is party to other previously disclosed agreements with the Company. The foregoing description is qualified in its entirety by the terms of the Second Omnibus Agreement, the Allonges to the First Lien Notes, the Bridge Notes SPA and the Bridge Notes, which are attached hereto as Exhibits 10.1 through and 10.11 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Cautionary Note Regarding Forward Looking Statements

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. With the exception of historical matters, the matters discussed in this report are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “should,” “will,” “would” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. However, our actual results may differ materially from those contained in, or implied by, these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future; our possible inability to raise additional capital that will be necessary to expand our operations; the substantial doubt about our ability to continue as a going concern expressed in the most recent report on our audited financial statements; our potential lack of revenue growth; the length of our sales cycle; pending investigations by the federal government and other lawsuits; the outbreak and impact of the novel coronavirus (COVID-19) and Russia’s invasion of Ukraine on the global economy and our business; our potential inability to add new products and services that will be necessary to generate increased sales; our potential inability to develop and successfully market platforms or services or our inability to obtain adequate funding to implement or develop our business; our ability to successfully remediate the material weakness in our internal control over financial reporting within the time periods and in the manner currently anticipated; the effectiveness of our internal control over financial reporting, including the identification of additional control deficiencies; risks related to restrictions and covenants in our convertible debt facility that may adversely affect our business; risks related to our current noncompliance with certain terms under our senior secured convertible indebtedness; our potential loss of key personnel and our ability to find qualified personnel; international, national regional and local economic political changes, political risks, and risks related to global tariffs and import/export regulations; fluctuations in foreign currency exchange rates; our potential inability to use and protect our intellectual property; risks related to our continued investment in research and development, product defects or software errors, or cybersecurity threats; general economic and market conditions; regulatory risks and the potential consequences of non-compliance with applicable laws and regulations; increases in operating expenses associated with the growth of our operations; risks related to our capital stock, including the potentially dilutive effect of issuing additional shares and the fact that shares eligible for future sale may adversely affect the market for our common stock; the possibility of telecommunications rate changes and technological changes; disruptions in our networks and infrastructure; the potential for increased competition and risks related to competing with major competitors who are larger than we are; our positioning in the marketplace as a smaller provider; risks resulting from the restatement of certain of our financial statements; and the other risks discussed in our Form 10-K for the year ended December 31, 2020. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
10.1*	Second Omnibus Agreement, dated as of April 25, 2022, by and among High Trail Investments SA LLC, Circles MVNE Pte. Ltd., Pareteum Corporation and certain subsidiaries of Pareteum Corporation.
10.2	Allonge to Senior Secured Convertible Note due 2025, Certificate A-1, dated June 8, 2020
10.3	Allonge to Senior Secured Convertible Note due 2025, Certificate B-1, dated October 1, 2021
10.4	Allonge to Senior Secured Convertible Note due 2025, Certificate B-2, dated October 7, 2021
10.5	Allonge to Senior Secured Convertible Note due 2025, Certificate B-3, dated October 15, 2021
10.6	Allonge to Senior Secured Convertible Note due 2025, Certificate B-4, dated October 25, 2021
10.7	Allonge to Senior Secured Convertible Note due 2025, Certificate B-5, dated November 15, 2021
10.8	Allonge to Senior Secured Convertible Note due 2025, Certificate B-6, dated November 26, 2021
10.9	Allonge to Senior Secured Convertible Note due 2025, Certificate B-7, dated December 17, 2021
10.10*	Securities Purchase Agreement, dated as of April 25, 2022, between Pareteum Corporation and Circles
10.11	Senior Secured Bridge Note due 2022, issued April 25, 2022, by Pareteum Corporation
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: April 29, 2022	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer